EXHIBIT 23(a)

CONSENT OF COUNSEL

I hereby consent to the use of my name in the caption "Legal Matters" in the prospectus of Keyport Life Insurance Company contained in Form S-3.

Boston, Massachusetts	/s/Edward M. Shea
Edward M. Shea
Assistant Vice President
and Senior Counsel

April 17, 2003

   Date